UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------

FORM 8-K/A

Amendment Number One and Restatement of:
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2003
Date of report (Date of earliest event reported)

ROLFE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-49999 (Commission File Number)	13-4025362 (IRS Employer Identification No.)

3229 Wentwood Drive, Suite 200,

Dallas, Texas 75225
(Address of Principal Executive Offices and Zip Code)

(972) 943-4185
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.         Changes in Control of Registrant

        On October 10, 2003, Rolfe Enterprises, Inc., a Florida corporation (the "Company"), entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") with BBG Acquisition Subsidiary, Inc., a Texas corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), Mid-Continental Securities Corp., an Illinois corporation, and BidGive Group, LLC, a Texas limited liability company ("BidGive"). Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged (the "Merger") with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive which was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of the Company's common stock, par value $.001 (the "Common Stock"). As a result of the Merger, the former members of BidGive became the holders of 92.5% of the issued and outstanding Common Stock effective as of December 4, 2003.

        Also pursuant to the Merger Agreement, and as of December 4, 2003, Joseph H. Dowling resigned as President of the Company but currently continues to serve as a Director of the Company, Frank Pioppi resigned as Secretary of the Company but currently continues to serve as a Director of the Company, and James P. Walker, Jr. became President and Secretary of the Company. Pursuant to the Merger Agreement, Mr. Walker will be appointed to the Board of Directors and Mr. Dowling and Mr. Pioppi will resign as Directors each effective 10 days after the transmittal of an information statement on Schedule 14f-1 to the shareholders of the Company. It is anticipated that after Mr. Walker is appointed to the Company's board of directors, the Company's board of directors will amend the Company's bylaws to increase the number of positions on the Company's board of directors to five, appoint additional persons to serve on the Company's board of directors until the next annual shareholder meeting, and elect additional officers of the Company. It is also anticipated that the new board of directors will ultimately recommend to the shareholders that the Company amend its articles of incorporation to convert from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

Item 2.         Acquisition or Disposition of Assets

        Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive which was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of the Company's Common Stock. As a result of the Merger, the former members of BidGive became the holders of 92.5% of the issued and outstanding Common Stock effective as of December 4, 2003. The assets which the Company acquired in the Merger consist of a development stage discount certificate business, the related website, and related proprietary technology with a patent pending on the unique business model.

        The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is incorporated by reference to this Report as Exhibit 2.1.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits

        (a)        Financial Statements of Business Acquired. The acquired business financial statements will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

        (b)        Pro Forma Financial Information. The pro forma financial information will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

        (c)        Exhibits. The following Exhibit is filed as part of this report:

        2.1        Merger Agreement and Plan of Reorganization, dated October 10, 2003, entered by and among Rolfe Enterprises, Inc., BGG Acquisition Subsidiary, Inc., Mid-Continental Securities Corp., and BidGive Group, LLC (filed as Exhibit 2.1 to the Company's Form 10-QSB filed on November 10, 2003, and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLFE ENTERPRISES, INC.

Date: December 19, 2003	By: /s/ James P. Walker, Jr. President and Secretary

INDEX TO EXHIBITS

        2.1         Merger Agreement and Plan of Reorganization, dated October 10, 2003, entered by and among Rolfe Enterprises, Inc., BGG Acquisition Subsidiary, Inc., Mid-Continental Securities Corp., and BidGive Group, LLC (filed as Exhibit 2.1 to the Company's Form 10-QSB filed on November 10, 2003, and incorporated herein by reference).